Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-277339) pertaining to the GeneDx Holdings Corp. Amended and Restated 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan,
(2)Registration Statement (Form S-8 No. 333-273797) pertaining to the GeneDx Holdings Corp. 2023 Equity Inducement Plan,
(3)Registration Statement (Form S-8 No. 333-271432) pertaining to the GeneDx Holdings Corp. Amended and Restated 2021 Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-269165) pertaining to the GeneDx Holdings Corp. 2021 Equity Incentive Plan and GeneDx Holdings Corp. 2021 Employee Stock Purchase Plan,
(5)Registration Statement (Form S-3 No. 333-267112) of GeneDx Holdings Corp. (f/k/a Sema4 Holdings Corp.),
(6)Registration Statement (Form S-3 No. 333-267108) of GeneDx Holdings Corp.
(7)Registration Statement (Form S-8 No. 333-264627) pertaining to the Sema4 Holdings Corp. Non-Plan Inducement Awards,
(8)Registration Statement (Form S-8 No. 333-262338) pertaining to the Sema4 Holdings Corp. 2021 Equity Incentive Plan and Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan,
(9)Registration Statement (Form S-8 No. 333-260481) pertaining to the Sema4 Holdings Corp. Earn-out RSU Awards, and
(10)Registration Statement (Form S-8 No. 333-259815) pertaining to the Sema4 Holdings Corp. 2021 Equity Incentive Plan, Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan, the outstanding stock options under the Mount Sinai Genomics, Inc. d/b/a Sema4 2017 Equity Incentive Plan and Sema4 Holdings Corp. Earn-out RSU Awards
of our report dated February 20, 2025, with respect to the consolidated financial statements of GeneDx Holdings Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

New York, New York
February 20, 2025